UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

Jos A. Bank Clothiers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23874	36-3189198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Hanover Pike, Hampstead, Maryland	21074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   410-239-2700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 31, 2013, Jos. A. Bank Clothiers, Inc. (the "Company") issued a press release announcing that, in relation to the Company's non-binding proposal to acquire all of the outstanding shares of The Men's Wearhouse, Inc. ("Men's Wearhouse") for $48 per share in cash, the Company had sent a letter to Men's Wearhouse stating that the Company is willing to consider raising its proposed acquisition price if the Company is given the opportunity to conduct limited due diligence in order to determine that such an increase would be justified. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 31, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jos A. Bank Clothiers, Inc. (Registrant)
October 31, 2013 (Date)	/s/ CHARLES D. FRAZER Charles D. Frazer Senior Vice President -- General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 31, 2013